UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 21, 2023 (June 16, 2023)
Date of Report (date of earliest event reported)

CUMBERLAND PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 West End Avenue, Suite 1300 Nashville, Tennessee 37203
(Address of Principal Executive Offices)
(615) 255-0068
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPIX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events
On June 16, 2023, Cumberland Pharmaceuticals Inc. (the "Company") received consideration related to the breach of contract action with Melinta Therapeutics, LLC and Targanta Therapeutics Corporation (collectively, the “Defendants”) that finalized a settlement agreement that was entered into by the Company and the Defendants to close the case.
On February 2, 2022, the Company filed an action for breach of contract against the Defendants in the United States District Court for the Southern District of New York (Case No. 1:22-cv-00915-VM). The Company and the Defendants are parties to an agreement (the “Agreement”), pursuant to which the Defendants have a license to develop and commercialize products under certain Company patents, in exchange for the Defendants paying the Company certain milestone payments and royalties on net sales of the licensed products.
Specifically, the Agreement requires the Defendants to, among other things, make a $500,000 payment to the Company within 30 days following the first filing of an sNDA in relation to the Product (as defined the Agreement) and a $500,000 payment to the Company following the approval of the first sNDA in relation to the Product.
After Defendants disclosed the domiciles of its limited partners to the Company, as required by the Court, on October 24, 2022, the action for breach of contract was refiled in the Supreme Court of the State of New York, County of New York (Index No. 654234/2022) on November 7, 2022.
The complaint alleged that, despite the Defendants filing an NDA and sNDA for the Product and receiving FDA approval for both applications, the Defendants failed to make the required total of $1 million in milestone payments to the Company. The Company sought damages in the amount of no less than $1 million, pre- and post-judgment interest under N.Y. C.P.L.R. § 5001, costs, and such further relief as the court deems just and proper.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

Dated: June 21, 2023	By:	/s/ John Hamm
John Hamm
Chief Financial Officer